Exhibit 10.1

IP ASSIGNMENT AGREEMENT

This IP Assignment Agreement (“Agreement”) for certain intellectual property is made and entered into by BNMC Continuation Cars LLC, d/b/a Brand New Muscle Car, an Oklahoma limited liability company (“BNMC”), and David W. Miller II, an individual (“Miller”)(BNMC and Miller collectively referred to herein as “Assignors”), and ECD Automotive Design, Inc., a Delaware corporation (“Assignee”) and is dated and effective as of April 24th, 2024 (“Effective Date”).

R E C I T A L S

A. Assignors own the IP rights set forth in Exhibit A hereto (“Assigned IP”).

B. Pursuant to that certain Amended and Restated Asset Purchase Agreement dated as of April 24th, 2024, Assignors have agreed to sell, transfer and assign certain assets to Assignee, including the Assigned IP.

C. Assignee desires to accept and assume all rights of Assignors in and to the Assigned IP.

D. In consideration of the mutual covenants and agreements set forth herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as set forth below:

1. ASSIGNMENT OF ASSIGNED IP. Assignors hereby convey, transfer and assign to Assignee, its successors and assigns, all of Assignor’s rights, title, and interests in and to the Assigned IP, together with all goodwill of the business in connection with which the Assigned IP has been or is used, and all statutory and common law rights associated therewith, including, without limitation, all rights to use and make any claims of any past, present or future infringement, misappropriation or unauthorized use of any of the foregoing rights and the right to all income, royalties, damages and payments that are now or may hereafter become due or payable with respect to any of the foregoing rights, including (without limitation) damages for past, present or future infringement, misappropriation or unauthorized use thereof.

2. ASSUMPTION OF IP. As of the Effective Date, Assignee hereby accepts the assignment of the Assigned IP and assumes all rights of the Assignors therein.

3. FURTHER ASSURANCES. At any time, and from time to time after Effective Date, at Assignee’s request, Assignors shall take any and all steps, and execute, acknowledge and deliver to Assignee any and all further instruments and assurances, necessary or expedient in order to evidence more fully the transfer of the Assigned IP to Assignee, and the original ownership of all of the Assigned IP on the part of Assignee, to the fullest extent possible. Should Assignors fail to do any of the foregoing, Assignors will be deemed to have hereby constituted and appointed Assignee as Assignors’ true and lawful attorney-in-fact, with full power of substitution in its name and stead, but for Assignee’s benefit, to take any and all steps, including (without limitation) proceedings at law, in equity or otherwise, and to execute, acknowledge and deliver any and all instruments and assurances necessary or expedient, in order to vest the Assigned IP more effectively in Assignee, or to protect the same or to enforce any claim or right of any kind with respect thereto (at Assignors’ cost and expense).

4. BINDING EFFECT. All provisions, covenants, and agreements herein shall be binding upon and inure to the benefit of, and be enforceable by or against, the parties hereto and their respective successors and assigns.

5. ELECTRONIC SIGNATURES. An electronic signature or electronic record of this Amendment or any other ancillary agreement shall be deemed to have the same legal effect as delivery of an original executed copy of this Agreement or such other ancillary agreement for all purposes.

6. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which counterparts together shall constitute the same instrument which may be sufficiently evidenced by one counterpart. Execution of this Agreement at different times and places by the parties shall not affect the validity thereof so long as all the parties hereto execute a counterpart of this Agreement.

EXECUTED AND EFFECTIVE as of the Effective Date.

ASSIGNORS	ASSIGNEE

BNMC Continuation Cars, LLC	ECD Automotive Design, Inc.
d/b/a Brand New Muscle Car

/s/ David W. Miller II	/s/ Scott Wallace
Signed	Signed

David W. Miller II	Scott Wallace
Print Name	Print Name

David W. Miller II

/s/ David W. Miller II
Signed

EXHIBIT A

Mark/Name/AN/RN	Status/Status Date	Full Goods/Services
BRAND NEW MUSCLE CAR RN: 4691163 SN: 86257847	Registered, April 29, 2020 Office Status: Section 8-Accepted

Int’l Class: 37 Restoration in the field of classic and retro-modern muscle cars/automobiles; Rebuilding of classic and retro-modern muscle cars/automobiles; Automobile customization services; Custom rebuilding of existing land vehicles and structural parts therefore

BRAND NEW MUSCLE CAR TULSA.OK SN: 98453664	Pending Application, March 18, 2024 Office Status: New Application - Record Initialized Not Assigned to Examiner

Int’l Class: 37 - Restoration in the field of classic and retro-modern muscle cars/automobiles; Rebuilding of classic and retro-modern muscle cars/automobiles; Automobile customization services; Custom rebuilding of existing land vehicles and structural parts

BRAND NEW MUSCLE CAR RN: OK 12455554	OKLAHOMA - Registered Last Status Received: Registered, May 9, 2014	(Local Class: 105) - building reproduction classic cars with all new parts
BRAND NEW MUSCLE CAR / BNMC CONTINUATION CARS NAME RN: OK 12635208	OKLAHOMA - Registered Last Status Received: Registered, September 6, 2017	Int’l Class: 12, 37 - auto restoration and builds
BRAND NEW MUSCLE CAR COMPANY SLOGAN - RESTORE, REBUILD, REBORN OR RESTORE REBUILD REBORN. RN: OK 12635182	OKLAHOMA - Registered Last Status Received: Registered, September 6, 2017	Int’l Class: 12, 37 - auto restoration and builds

Mark/Name/AN/RN	Status/Status Date	Full Goods/Services
BRAND NEW MUSCLE CAR COMPANY SLOGAN #1 - GOD, GUNS & GEARS ALSO GOD GUNS GEARS RN: OK 12635125	OKLAHOMA - Registered Last Status Received: Registered, September 6, 2017	Int’l Class: 12, 37 - auto restoration and builds
BRAND NEW MUSCLE CAR LOGO and Design RN: OK 12635205	OKLAHOMA - Registered Last Status Received: Registered, September 6, 2017	Int’l Class: 12, 37 - auto restoration and builds
BRAND NEW MUSCLE CAR SMOKIN’ JOE and Design RN: OK 12635207	OKLAHOMA - Registered Last Status Received: Registered, September 6, 2017	Int’l Class: 12, 37 - auto restoration and builds
BRANDNEWMUSC LECAR.COM RN: OK 13018968	OKLAHOMA - Registered Last Status Received: Registered, October 24, 2021	Int’l Class: 37 - auto restoration, construction, and builds

Common Law Trademark “The ORIGINAL Scratch Muscle Car Builder…”

Common Law Trademark “Building Yesterday’s Dream Cars TODAY!”

BNMC Domain Names – www.brandnewmusclecar.com and www.brandnewmusclecars.com

BNMC Toll Fee Number – 833-828-8572

BNMC Facebook Page – www.facebook.com/brandnewmusclecar

BNMC Google My Business / Maps Page – www.google.com/brandnewmusclecar

BNMC YouTube Channel – www.youtube.com/brandnewmusclecar

David.miller@brandnewmusclecar.com email address

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